UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

delaware	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 EAST MARKET STREET, SUITE 650 AKRON, ohio	44305
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (330) 753-4511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
8.125% Senior Notes due 2026	BWSN	New York Stock Exchange
6.50% Senior Notes due 2026	BWNB	New York Stock Exchange
7.75% Series A Cumulative Perpetual Preferred Stock	BW PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Babcock & Wilcox Enterprises, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on May 25, 2022 (the “Original Form 8-K”). The Original Form 8-K reported the final voting results of the Company’s 2022 annual meeting of stockholders held on May 19, 2022 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding whether stockholder votes to approve the compensation of its named executive officers required by Section 14A(a)(1) of the Exchange Act and Rule 14a-21(a) promulgated thereunder (the “Say-on-Pay Vote”) should be held every one, two or three years (the “Say-on-Frequency Proposal”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in an advisory vote held at the Annual Meeting on the Say-on-Frequency Proposal, the Company’s stockholders expressed their preference for a Say-on-Pay Vote to be conducted every year. On May 25, 2022, the Company’s Board of Directors considered the outcome of this advisory vote and determined that future Say-on-Pay Votes will continue to be conducted every year. The Company’s Board of Directors will re-evaluate this determination after the next Say-on-Frequency Proposal, which will be held no later than the 2028 Annual Meeting of Stockholders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

Date: June 17, 2022	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Accounting Officer and Duly Authorized Representative)